EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Expeditors International of Washington, Inc.:
We consent to the incorporation by reference in the registration statements (No. 33-67066, No. 333-36406, No. 333-88818, No. 333-142814, No. 333-151204, No. 333-159316, No. 333-166657, No. 333-174057, No. 333-181472, No. 333-189093 and No. 333-196057) on Form S-8 of Expeditors International of Washington, Inc. and subsidiaries of our reports dated February 26, 2015, with respect to the consolidated balance sheets of Expeditors International of Washington, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Expeditors International of Washington, Inc.

/s/ KPMG LLP
Seattle, Washington
February 26, 2015